UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2019

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California		91761

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883
Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [__]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ].

ITEM 7.01	Regulation FD Disclosure

On December 2, 2019, Focus Universal Inc. (the “Company”) issued a press release announcing the filing of a patent protecting the Company’s innovative power line communication technology (“PLC”). PLC is a proprietary communication technology that enables sending data over the existing power grid commonly found throughout most developed cities.

On November 29, 2019, the Company filed an international utility patent application filed through the patent cooperation treaty as application PCT/US2019/63880.

The first PLC patents were filed in the 1920s but have been underutilized in the commercial industry due to the harsh electrical noise present in power lines combined with the variations in equipment and standards. These issues create a number of fundamental challenges for data communication that make current PLC solutions erratic and susceptible to noise from devices linked to the power supply infrastructure. The Company is encouraged by its initial testing of its proprietary PLC and the press release states that preliminary internal testing suggests that the Company has achieved noise rejection and interference suppression far higher than existing PLC technology.

The information contained in this Item 7.01 and in Exhibit 99.1 referenced herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 2, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS UNIVERSAL INC.

Date: December 2, 2019	By: /s/ Desheng Wang
Name: Desheng Wang
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 2, 2019

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